EXHIBIT 99.1

Contact:	Lauren Burgos	Damon Elder
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Griffin-American Healthcare REIT IV Acquires
Portfolio of Skilled Nursing Facilities in Missouri for $88.2 Million

ST. LOUIS (Oct. 4, 2018) – American Healthcare Investors and Griffin Capital Company, LLC, the co-sponsors of Griffin-American Healthcare REIT IV, Inc., announced today that the REIT has acquired a portfolio of skilled nursing facilities located throughout the state of Missouri for $88.2 million.

Missouri Skilled Nursing Facility Portfolio is comprised of eight facilities totaling 1,112 licensed beds and approximately 385,000 square feet. The portfolio is 100 percent master leased to an entity affiliated with Reliant Care Management Group, L.L.C. under a 15-year absolute net lease with two 10-year renewal options. The lease includes annual rent escalators tied to the consumer price index with a floor of 2 percent and a cap of 3 percent.

“Missouri Skilled Nursing Facility Portfolio is an exceptional addition to the Griffin-American Healthcare REIT IV portfolio,” said Stefan Oh, executive vice president of acquisitions for American Healthcare Investors and Griffin-American Healthcare REIT IV. “The facilities enjoy high bed occupancy and 1.8 times year one rent coverage. Additionally, Reliant Care Management is one of the premier skilled nursing operators in the state of Missouri and a strong new partner for the REIT.”

The portfolio of skilled nursing facilities was acquired from affiliates of Reliant Care Management Group, an unaffiliated third party represented by Mitchell Stern and Paul Hoffman of Dresner Partners. Griffin-American Healthcare REIT IV financed the acquisition using cash on hand and borrowings under its revolving line of credit with Bank of America, N.A. and Keybank, National Association.

Griffin-American Healthcare REIT IV also recently acquired Glendale Medical Office Building, an approximately 43,000-square-foot medical office building located in the Milwaukee suburb of Glendale, Wisconsin, for $7.6 million. With an occupancy of approximately 80 percent, this multi-tenant medical office building is physically attached to Columbia St. Mary’s River Woods Outpatient Center on both floors of the building and approximately 75 percent of the property’s rentable square footage is backed by some form of lease guaranty. All tenant leases of Glendale Medical Office Building are triple net and include annual rent escalators of 2 percent to 3 percent. The REIT also recently completed the acquisition of a 6 percent interest in a joint venture that owns approximately 97 percent of Trilogy Investors, LLC (“Trilogy”), the parent company of Trilogy Health Services LLC, for $48 million in cash, based on an estimated asset value of $93.2 million less the pro rata share of debt in the joint venture. Trilogy is a leading owner-operator of purpose-built integrated senior healthcare campuses throughout the states of Indiana, Ohio, Michigan and Kentucky.

Additionally, on Sept. 28, 2018, the REIT entered into an amendment with Bank of America, N.A., as administrative agent, and the subsidiary guarantors and lenders, on its existing $200 million revolving line of credit and term loan to expand its borrowing capacity by $150 million, to a maximum principal amount of $350 million.

Griffin-American Healthcare REIT IV purchased its first property in June 2016 and to date, has acquired a 3.4 million-square-foot portfolio of 58 medical office buildings, senior housing facilities and skilled nursing facilities located in 20 states, in addition to an interest in a joint venture which owns or operates a portfolio of integrated senior health campuses and ancillary businesses, for an aggregate contract purchase price of approximately $807.6 million. Additionally, the company is pursuing approximately $226.5 million in additional pending acquisitions1 which would result in a total portfolio of approximately 98 healthcare buildings located in 22 states comprised of approximately 4.7 million square feet of gross leasable area upon the successful completion of these potential acquisitions.
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(1)
Comprised of prospective real estate acquisitions for which the company has executed letters of intent and/or purchase and sale agreements as of August 9, 2018. These prospective acquisitions are subject to substantial closing conditions and the satisfaction of other requirements as detailed in the agreements. Accordingly, the closing of some or all of these pending transactions may not occur.

About American Healthcare Investors, LLC
American Healthcare Investors is an investment management firm that specializes in the acquisition and management of healthcare-related real estate. One of the world’s largest managers of healthcare real estate, the company oversees an approximately 31 million-square-foot portfolio valued at approximately $8.9 billion, based on aggregate purchase price, on behalf of multiple investment programs that include thousands of individual and institutional investors. As of June 30, 2018, this international portfolio includes approximately 600 buildings comprised of medical office buildings, hospitals, senior housing, skilled nursing facilities and integrated senior health campuses located throughout the United States and the United Kingdom. The company and its principals have completed approximately $26 billion in aggregate acquisition and disposition transactions, approximately $16 billion of which have been healthcare-related. American Healthcare Investors is committed to providing investors with access to the potential benefits that healthcare-related real estate ownership can provide. For more information regarding American Healthcare Investors, please visit www.AmericanHealthcareInvestors.com.

About Griffin-American Healthcare REIT IV, Inc.
Griffin-American Healthcare REIT IV intends to build a balanced and diversified portfolio of healthcare real estate assets, focusing primarily on medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities. Griffin-American Healthcare REIT IV also seeks to provide: portfolio diversification, preservation of capital, monthly distributions and capital appreciation by increasing the value of its properties for its stockholders. Griffin-American Healthcare REIT IV qualified to be taxed as a real estate investment trust for federal income tax purposes beginning with its taxable year ended December 31, 2016, and it intends to continue to qualify to be taxed as a REIT. The REIT is co-sponsored by American Healthcare Investors and Griffin Capital Company, LLC. For more information regarding Griffin-American Healthcare REIT IV, please visit www.healthcarereitiv.com.

About Griffin Capital Company, LLC
Griffin Capital Company, LLC (“Griffin Capital”) is a leading alternative investment asset manager with nearly $10.5 billion* in assets under management. Founded in 1995, the privately-held firm is led by a seasoned team of senior executives with more than two decades of investment and real estate experience and who collectively have executed more than 650 transactions valued in excess of $22 billion. The firm manages, sponsors or co-sponsors a suite of carefully curated, institutional quality investment solutions distributed by Griffin Capital Securities, LLC to retail investors through a community of partners, including independent and insurance broker-dealers, wirehouses, registered investment advisory firms and the financial advisors who work with these enterprises. Additional information about Griffin Capital is available at www.griffincapital.com.

*Includes the property information related to interests held in certain joint ventures. As of June 30, 2018.

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This release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, including statements with respect to the acquisition of Missouri Skilled Nursing Facility Portfolio, the value of Reliant Care Management as a partner, the growth of our portfolio and the completion of pending acquisitions. We intend for all forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable by law. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: the strength and financial condition of Missouri Skilled Nursing Facility Portfolio and its operator; the uncertainties relating to changes in general economic and real estate conditions in Missouri; our strength and financial condition; the substantial closing conditions and satisfaction of other requirements detailed in the letters of intent and purchase and sale agreements for pending acquisitions; the uncertainties regarding changes in the healthcare industry; the uncertainties relating to the implementation of Griffin-American Healthcare REIT IV’s real estate investment strategy; and other risk factors as detailed from time to time in Griffin-American Healthcare REIT IV’s periodic reports, as filed with the Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events.